Exhibit 99.1
                                                                    ------------

August 16, 2005



Dear Shareholder:

The second quarter of 2005 was an excellent growth quarter for your Corporation. Total assets at The National Bank of Indianapolis Corporation grew $151 million over last year's second quarter - reaching $999 million at June 30, 2005.

Also in the second quarter of 2005, The National Bank of Indianapolis Corporation earned $1,488,000 or $0.62 per fully diluted share compared to $1,522,000 or $0.64 per share in the second quarter of 2004. Please note that the second quarter of 2004 contained substantial one-time tax credits that reduced tax expense and increased net income. Comparing on a pre-tax basis, net income before tax in the second quarter of 2005 was up 25% over last year's second quarter. For the first six months of this year, net income grew to $2,917,000 or $1.22 per share - up 13% over last year. We are pleased to report that book value per share at June 30 equaled $20.91 - a record for your Corporation.

We would also like to clarify that the 2004 financial statements, which contain an unqualified opinion from Ernst & Young were "prepared by" the Corporation and "audited by" Ernst & Young.

Our second quarter performance was aided by the continued growth of our loan portfolio. Loans exceeded $675 million, for a growth of $50 million or 10% over last year. Despite this double digit growth rate, we believe that loan quality remains adequate. During the first six months of 2005, the Bank had net charge-offs of $1,568,000 while our reserve for loan losses at June 30 stood at $7,149,000.

Fee income was another important aspect of our second quarter results. For the first six months of 2005, the Bank generated fees in excess of $3,657,000. The Wealth Management Division provided increasing contributions to total fee income. At June 30, assets under administration in our Wealth Management Division increased $83 million from June 2004 and totaled $821 million - a new high.

We are pleased to report that at our annual meeting held on June 16, 2005, Andre Lacy, Morris Maurer, and Todd Stuart were re-elected as Directors of the Corporation for a three-year term. We continue to enjoy the benefits of an active Board of Directors.

The previously announced Stock Repurchase Program is still underway. Since inception, over 154,000 shares have been repurchased. The Stock Repurchase Plan is scheduled to expire on December 31, 2005 unless terminated earlier by the Board. The repurchase program may be suspended or discontinued at any time if management determines that additional purchases are not in the best interest of the Corporation or if the cost of the repurchase program reaches $7.6 million. Should you have an interest in the Stock Repurchase Program, please contact Morrie Maurer at 261-9600.

Turning to our banking offices, the new Northwest Carmel / Zionsville office located at 106th and Michigan Road is off to a strong start. We believe that our talented staff, aggressive marketing campaign, and superior location will make this another strong banking center for us.

We are currently under construction in Greenwood to build our free-standing location at Highway 135 and Smith Valley Road. This new office will replace our smaller strip-center location as its lease expires. Construction is nearing completion and we look forward to offering our banking services and competing from our larger facility in the Greenwood market.

In summary, The National Bank of Indianapolis Corporation had a record first six months of 2005 in terms of asset size, loans, and earnings per share. As always, we appreciate the numerous referrals of our shareholders and the dedication of our employees.

Sincerely,


/s/ Michael S. Maurer  /s/ Morris L. Maurer         /s/ Philip B. Roby

Michael S. Maurer      Morris L. Maurer             Philip B. Roby
Chairman               President and                Executive Vice President and
                       Chief Executive Officer      Chief Operating Officer

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                           FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

                                          SECOND QUARTER 2005 HIGHLIGHTS

-------------------------------------------------------------------------------------------------------------------
                                        Selected Balance Sheet Information
-------------------------------------------------------------------------------------------------------------------
                                              June 30, 2005     June 30, 2004                        Dec. 31, 2004
(in thousands)                                   (unaudited)       (unaudited)                            (audited)
-------------------------------------------------------------------------------------------------------------------
Total Assets                                       $999,702          $848,974                             $880,914
Loans                                               675,760           616,405                              656,453
Reserve for Loan Losses                              (7,149)           (8,130)                              (7,796)
Investment Securities                               140,331           128,909                              148,120
Total Deposits                                      836,268           681,263                              693,431
Shareholders'  Equity                                49,002            43,786                               46,544
-------------------------------------------------------------------------------------------------------------------


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                                      Selected Income Statement Information
-------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
-------------------------------------------------------------------------------------------------------------------
(in thousands)                                         2005              2004               2005              2004
-------------------------------------------------------------------------------------------------------------------
Net Interest Income                                  $7,274            $6,155            $14,286           $11,933
Provision for Loan Losses                               495               300                920               600
Non-Interest Income                                   1,909             1,832              3,657             3,565
Non-Interest Expense                                  6,232             5,726             12,273            11,203
Pretax Income                                         2,456             1,961              4,749             3,696
Net Income                                            1,488             1,522              2,917             2,571
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                                          Selected Per Share Information
-------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
-------------------------------------------------------------------------------------------------------------------
                                                       2005              2004               2005              2004
-------------------------------------------------------------------------------------------------------------------
Basic Earnings per share                              $0.65             $0.66              $1.27             $1.12
Diluted Earnings per share                            $0.62             $0.64              $1.22             $1.08
Book Value per Share                                 $20.91            $18.63             $20.91            $18.63
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